As filed with the Securities and Exchange Commission on March 2, 2004

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	52-2056410
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
The Corporate Executive Board Company
2000 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
(202) 777-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy R. Yost
The Corporate Executive Board Company
2000 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
(202) 777-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ronald O. Mueller
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036
(202) 955-8500

          Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

          If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Amount		Proposed maximum
Title of each class of	to be	Proposed maximum	aggregate offering	Amount of
securities to be registered	registered	offering price per unit(1)	price(1)	registration fee

Common Stock, par value $0.01 per share	3,400,000	$48.51	$164,934,000	$20,897.14

(1)	Calculated in accordance with Rule 457(c) based on the average of the high and low reported sales prices per share of the common stock on February 24, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a) may determine.

          The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 2, 2004

PROSPECTUS

3,400,000 Shares

Common Stock

          This prospectus relates to the public offering of up to 3,400,000 shares of our common stock by the stockholders named in this prospectus. The selling stockholders may offer and sell the shares in a number of different ways and at varying prices from time to time after the effective date of the registration statement of which this prospectus is a part. The prices at which the stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We and the selling stockholders will provide the specific terms of any offering of shares, including the price of the shares, in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

          We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” on page 5. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

          Our common stock is listed on the Nasdaq National Market under the symbol “EXBD”. On March 1, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $50.88 per share.

          You should carefully consider the risk factors on page 1 of this prospectus before purchasing any of the securities being offered by this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2004

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, the selling stockholders identified in this prospectus may sell an aggregate of up to 3,400,000 shares of our common stock.

          This prospectus provides you with a general description of the shares of our common stock that the selling stockholders may sell. Each time any of the selling stockholders uses this prospectus in connection with a sale of our common stock, we and the selling stockholder will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price at which the shares will be offered. The prospectus supplement also may add, update or change information contained in this prospectus, and may contain information concerning the risks of an investment in our common stock. You should read both this prospectus and the prospectus supplement together with additional information described under the caption “Where You Can Find More Information About Us”. The selling stockholders may use this prospectus to sell shares of our common stock only if it is accompanied by a prospectus supplement.

RISK FACTORS

          Investing in our common stock involves risks. To better understand the risks involved in an investment in our common stock, before deciding whether to purchase any of our common stock, please carefully read the risks set forth under the caption “Business – Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated into this prospectus by reference, and the risks described in the other documents incorporated by reference into this prospectus.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

          This prospectus, including information incorporated into this document by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements, and are contained throughout this prospectus, including under the sections entitled “The Corporate Executive Board Company” and “Risk Factors,” and in the information incorporated into this prospectus by reference. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed results of operations, business strategies, financing plans, competitive position and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “anticipates,” “intends,” “plans” or “estimates” or similar expressions.

          Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. All forward-looking statements contained in or incorporated by reference into this prospectus are qualified by these cautionary statements and are made only as of the date of this prospectus. We undertake no obligation, other than as required by law, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

          We have filed a registration statement on Form S-3 to register these shares with the Securities and Exchange Commission. This prospectus is part of that registration statement. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

          We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, statements or other information, including the registration statement of which this prospectus is a part, at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The materials that we file may be accessed electronically by means of the Securities and Exchange Commission’s homepage on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Securities and Exchange Commission.

          The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information that we file with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the Securities and Exchange Commission will supersede information in this prospectus and in our other filings with the Securities and Exchange Commission. We incorporate by reference the documents set forth below, which we already have filed with the Securities and Exchange Commission, and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 14 or 15(d) of the Exchange Act of 1934, until the selling stockholders have sold all the shares offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on March 2, 2004; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed with the Securities and Exchange Commission on August 13, 1998.

          We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, other than the exhibits to such documents, unless such exhibits specifically are incorporated by reference into the documents that this prospectus incorporates, upon written or oral request and at no cost to you. You may make such requests to the following name, address and telephone number:

Timothy R. Yost
The Corporate Executive Board Company
2000 Pennsylvania Avenue, N.W.
Washington, DC 20006
Phone: (202) 777-5000

          You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus or any prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE CORPORATE EXECUTIVE BOARD COMPANY

          We provide “best practices” research, decision support tools and executive education focusing on corporate strategy, operations and general management issues. Best practices research supports senior executive decision making by identifying and analyzing specific management initiatives, processes and strategies that have been determined to produce the best results in solving common business problems or challenges.

          We provide research and analysis on an annual subscription basis to a membership of more than 2,100 of the world’s largest and most prestigious corporations. For a fixed annual fee, members of each subscription program have access to an integrated set of services, typically including:

•	best practices research studies,

•	executive education seminars,

•	customized research briefs,

•	Web-based access to the program’s content database and

•	decision support tools.

USE OF PROCEEDS

          All of the shares of common stock being sold in the offering are being sold by the selling stockholders. We will not directly receive any proceeds from the sale of the common stock. Because a number of the shares being offered will be issued upon the exercise of currently outstanding stock options, the selling stockholders will pay us the option exercise prices for the options that they exercise with respect to the shares being sold in this offering. We will use the option exercise funds for general corporate purposes.

SELLING STOCKHOLDERS

          The following table sets forth certain information provided by the selling stockholders regarding the beneficial ownership of our common stock as of February 16, 2004 before and after the offering covered by this prospectus. Because the selling stockholders may sell none, all or a portion of the shares that they hold pursuant to this prospectus, no meaningful estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. Percentages are based on the number of shares outstanding on February 16, 2004. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Figures representing shares owned after the offering assume that all shares offered will be sold.

						Total Shares Beneficially Owned
	Shares Beneficially Owned Prior			Shares Beneficially Owned after		and Subject to Options After the
	to the Offering (1)			the Offering (1)		Offering (3)

			Number of Shares
Name	Number	Percent	Offered (2)	Number	Percent	Number	Percent

James J. McGonigle, Chairman of the Board of Directors and Chief Executive Officer	581,028	1.5%
Michael A. Archer, Chief Marketing Officer	87,500	*
Robert C. Hall, Director	52,240	*
Nancy J. Karch, Director	93,240	*
David W. Kenny, Director	75,240	*
Thomas L. Monahan III, General Manager, Corporate Practice and Director	141,676	*
Harold L. Siebert, Director	223,432	*
Derek C. M. van Bever, Chief Research Officer	104,259	*
Timothy R. Yost, Chief Financial Officer	58,250	*
Non-executive employees:
Aakif K. Ahmad	23,750	*
David P. Apgar	20,500	*
John A. Benevides	26,000	*
Scott M. Bohannon	32,250	*
Peter J. Buer	63,750	*
Jaime M. Capella	23,750	*
Vikram Capoor	21,750	*
Eric L. Carter	34,250	*
Jonathan N. Dyke	33,750	*
James C. Edgemond	26,489	*
Christy K. Forest	52,448	*
Peter Freire	86,250	*
Julie E. Gess	28,500	*
Caren M. Gordon	28,750	*
Nicole E. Joffe	23,750	*
Michael A. Klein	73,750	*
Michael P. Kostoff	63,750	*
Alan B. Landis	29,750	*
Peter F. Lauer	34,250	*
Mark D. Little	31,250	*
Haniel J. Lynn	25,000	*
Jean K. Martin	25,000	*
Mary C. Maycock	27,500	*
William B. McKinnon	77,500	*
Christopher G. Miller	24,250	*
Matthew S. Olson	25,000	*
Martha S. Piper	23,500	*
Timothy M. Pollard	43,250	*
Lily Rager	20,750	*
Kurt J. Reisenberg	32,500	*
Conrad P. Schmidt	38,750	*
Jerry D. Sorkin	39,999	*
Jessica M. Sweeney	41,812	*
Remko I. van Hoek	21,250	*
Pope B. Ward	73,250	*
Bruce M. Young	20,000	*
Other non-executive employees (159 persons)	723,249	1.9%

*	Represents less than 1%

(1)	The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934. The number of shares and percentages included in these columns are calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. Pursuant to that rule, in addition to the issued and outstanding shares beneficially owned, holders are treated as beneficially owning shares that are subject to options that are exercisable within 60 days of February 16, 2004. For purposes of calculating the percentage of shares owned, the option shares attributed to each holder are deemed to be outstanding for the purpose of calculating the percentage of outstanding common stock owned by that holder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other person.

(2)	Includes shares to be sold by such holder pursuant to this prospectus supplement that will be issued immediately prior to their sale as a result of the exercise of options.

(3)	The number column indicates the number of shares owned after the offering assuming the exercise of all options, whether vested or unvested, without regard to whether or not the options are exercisable within 60 days. Percentages in the percent column are calculated on a diluted basis, assuming that all shares subject to options are deemed to be outstanding, whether vested or unvested and without regard to whether or not the options are exercisable within 60 days. These columns do not include options expected to be issued shortly after the offering.

PLAN OF DISTRIBUTION

          We are registering 3,400,000 shares of our common stock under the registration statement of which this prospectus forms a part on behalf of the selling stockholders listed in this prospectus. The selling stockholders will bear all expenses in connection with the registration of the shares of our common stock offered and being sold by this prospectus, as well as all brokerage commissions and similar selling expenses, if any, attributable to sales of the shares. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. These transactions may or may not involve brokers, dealers, agents or underwriters.

          The selling stockholders may effect sales of shares:

•	acting as principals for their own account directly;

•	in ordinary brokerage transactions in which the broker solicits purchasers or executes unsolicited orders;

•	to brokers, dealers or underwriters in transactions in which the broker, dealer or underwriter acquires the shares as principal and resells the shares into the public market in one or more transactions in any manner permitted by the selling stockholders under this prospectus;

•	directly or through brokers or agents in private sales at negotiated prices; or

•	by any other legally available means.

          Offers to purchase shares covered by this prospectus also may be solicited by agents designated by the selling stockholders from time to time.

          Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal or both (this compensation to a particular broker-dealer might be in excess of customary commissions). We will identify any such broker-dealers, agents or underwriters, and will disclose their compensation, in an applicable prospectus supplement.

          The selling stockholders and any broker-dealers, agents or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933. In this case, any commissions received by broker-dealers, agents or underwriters and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. We and the selling stockholders may agree to indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. We will describe any such indemnification provisions in an applicable prospectus supplement.

          In order to comply with the securities laws of certain states, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and by the selling stockholders.

          We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling stockholder that any material arrangement has been entered into with a broker, dealer, agent or underwriter for the sale of shares. Such supplement will disclose:

•	the name of each selling stockholder and of any participating broker, dealer, agent or underwriter,

•	the number of shares involved,

•	the sale price of the shares,

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable,

•	that, if applicable, any such broker, dealer, agent or underwriter did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

•	other facts material to the transaction.

          There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

LEGAL MATTERS

          The validity of the shares of common stock offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Washington, D.C.

EXPERTS

          Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of and for the years ended December 31, 2002 and 2003 included in our Annual Report on Form 10-K, as set forth in their reports, which is incorporated by reference into this prospectus and elsewhere in our registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

          Our financial statements and schedule as of and for the year ended December 31, 2001 incorporated by reference into this prospectus have been audited by Arthur Andersen LLP. Arthur Andersen LLP has not reissued its report with respect to those financial statements and schedule and we have not been able to obtain, after reasonable efforts, Arthur Andersen LLP’s written consent to the incorporation in this prospectus of said report. Under these circumstances, Rule 437a under the Securities Act of 1933 permits us to file the registration statement of which this prospectus forms a part without a written consent from Arthur Andersen LLP. Because Arthur Andersen LLP has not issued its consent to the incorporation of their report in this prospectus, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933.

3,400,000 Shares

Common Stock

PROSPECTUS

            , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the offering (all of which will be borne by the selling stockholders), are as follows:

Expenses	Amount

Securities and Exchange Commission registration fee	$20,897
Printing expenses	25,000
Accounting fees and expenses	50,000
Legal fees and expenses	110,000
Transfer agent’s fees and expenses	12,000
Miscellaneous	7,103

Total	$225,000

Item 15. Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the Delaware General Corporation Law further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that a director shall not be liable to The Corporate Executive Board Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. In addition, our Bylaws contain provisions indemnifying the directors, officers, employees and agents of The Corporate Executive Board Company to the fullest extent permitted by the Delaware General Corporation Law. Any indemnification under our Bylaws is subject to a prior determination by a majority of the directors of The Corporate Executive Board Company who are not party to the underlying action that the person seeking indemnification has met the applicable standard of conduct.

     Under the provisions of our Bylaws, expenses incurred by an officer or director in defending a civil or criminal suit or proceeding shall be paid by The Corporate Executive Board Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.

     We may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability which may be asserted against such person.

     All of our directors and officers will be covered by insurance policies maintained by The Corporate Executive Board Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Item 16. Exhibits

Exhibit
No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation.*
4.2	Amended and Restated Bylaws.*
4.3	Specimen Common Stock Certificate.*
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included in the signature page in Part II)

*	Incorporated by reference to the same exhibit to the registrant’s Registration Statement on Form S-1, declared effective by the Securities and Exchange Commission on February 22, 1999 (Registration No. 333-59833).

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on March 2, 2004.

THE CORPORATE EXECUTIVE BOARD COMPANY

By:	/s/ James J. McGonigle

James J. McGonigle
Chairman of the Board of Directors and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. McGonigle and Timothy R. Yost his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 2, 2004.

Signature	Title

/s/ James J. McGonigle James J. McGonigle	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Timothy R. Yost Timothy R. Yost	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert C. Hall Robert C. Hall	Director

/s/ Nancy J. Karch Nancy J. Karch	Director

/s/ David W. Kenny David W. Kenny	Director

/s/ Daniel O. Leemon Daniel O. Leemon	Director

Thomas L. Monahan III Thomas L. Monahan III	Director

/s/ Harold L. Siebert Harold L. Siebert	Director

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation.*
4.2	Amended and Restated Bylaws.*
4.3	Specimen Common Stock Certificate.*
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included in the signature page in Part II)

*	Incorporated by reference to the same exhibit to the registrant’s Registration Statement on Form S-1, declared effective by the Securities and Exchange Commission on February 22, 1999 (Registration No. 333-59833).